EXHIBIT 32

CAPSTEAD MORTGAGE CORPORATION

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Andrew F. Jacobs, President and Chief Executive Officer, and Phillip A. Reinsch, Executive Vice President and Chief Financial Officer of Capstead Mortgage Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:

1. The Annual Report on Form 10-K, as amended by this Form 10-K/A, of the Company for the annual period ended December 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2013	By:	/s/ ANDREW F. JACOBS
Andrew F. Jacobs
Chief Executive Officer and President

Date: May 13, 2013	By:	/s/ PHILLIP A. REINSCH

Phillip A. Reinsch
Executive Vice President and Chief Financial Officer